                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   DECEMBER 29, 1994
                                                  ------------------------------


                             MEASUREX CORPORATION
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              (Exact name of registrant as specified in charter)

          Delaware                     1-8770                94-1658697
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(State or other jurisdiction        (Commission             (IRS Employer
   of incorporation)                File Number)         Identification No.)

One Results Way, Cupertino, California                          95014
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(Address of principal executive offices)                      (Zip Code)


Company's telephone number, including area code:            (408) 255-1500
                                                     ---------------------------



- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.


     On December 29, 1994, Measurex Corporation ("Measurex") bought back from Harnischfeger Industries, Inc. ("Harnischfeger") 2,026,900 shares of outstanding Measurex Common Stock, par value $.01 per share, at a purchase price of $21.50 per share, reducing Harnischfeger's holdings to approximately 10% of the total outstanding Measurex capital stock. The purchase was made with a promissory note of Measurex, which is due on or before February 15, 1995 and bears interest at the prime rate.

     Jeffery T. Grade, Chairman and Chief Executive Officer of Harnischfeger, will continue to be a member of Measurex's Board of Directors. Harnischfeger has owned approximately 20% of Measurex stock since May of 1990. Since 1987, Measurex has had a cooperative agreement with Beloit Corporation, an 80%-owned subsidiary of Harnischfeger, and since 1990, Measurex has had an affiliation agreement with Harnischfeger.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) Financial Statements of Businesses Acquired.  Not applicable.
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          (b) Pro Forma Financial Information.  Not applicable.
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          (c)  Exhibits:  None

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                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MEASUREX CORPORATION



Dated:  January 12, 1995            By: /s/ Robert McAdams, Jr.
                                        -----------------------
                                      Robert McAdams, Jr.
                                      Senior Vice President and
                                      Chief Financial Officer

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